EXHIBIT A
                                                                       ---------

                        MELLON TRUST OF DELAWARE NA TTEE,
                          EMERGING MARKETS COUNTRY FUND



                                                 July 8, 2004

VIA HAND DELIVERY
-----------------

Mr. John Millette Secretary of The Korea Fund, Inc.
c/o Deutsche Investment Management Americas Inc.
345 Park Avenue
New York, New York 10154

RE:  THE KOREA FUND, INC.: NOMINATION OF DIRECTORS
---  ---------------------------------------------



Dear Mr. Millette,

     In accordance with Section 2(11) of the Bylaws of The Korea Fund, Inc. (the "Fund"), Mellon Trust of Delaware NA TTEE, Emerging Markets Country Fund ("Mellon"), as the record holder of shares of the Fund's Common Stock, hereby notifies you of its intent to appear in person or by proxy to nominate the following persons for election as Class I Directors at the Fund's 2004 Annual Meeting of Stockholders.

1.   Julian Reid

2.   Chris Russell

     Annex A hereto sets forth information concerning each such nominee that is required to be included in this notice pursuant to Section 2(11) of the Fund's Bylaws.

     Mellon is the record owner of 500,000 shares of the Fund's Common Stock as of the date hereof. Mellon's address is 4005 Kennett Pike, Suite 250, Greenville, DE 19807. Emerging Markets Country Fund ("GEM") is the beneficial holder of 1,127,447 shares of the Fund's Common Stock as of the date hereof (including the 500,000 shares held in the name of Mellon). GEM's address is 4005 Kennett Pike, Suite 250, Greenville, DE 19807.

     Although Mellon and GEM have no reason to believe that the above-named nominees will not serve if elected, Mellon reserves the right to substitute any of the above-named nominees, prior to the 2004 Annual Meeting of Stockholders, with another nominee of Mellon's choosing that possesses the requisite qualifications pursuant to the Fund's Bylaws. In that event, Mellon will provide notice to you as soon as practicable.

     Mellon reserves the right to increase the number of nominees it proposes in the event that more than two (2) directors will be elected at the Fund's 2004 Annual Meeting of Stockholders.

     Enclosed are executed letters from each of the above nominees consenting to being nominated for election as a Class I Director of the Fund and to serving as a director of the Fund if elected at such meeting.

         Please be advised that GEM approves and supports the nominations of Messrs. Reid and Russell as indicated by its signature below. Mellon has entered into an Indemnification Agreement with City of London Investment Management Company Limited ("CLIM"), GEM's investment manager, pursuant to which CLIM has agreed to indemnify Mellon in connection with this matter.

         If any further information is required concerning any of Mellon's nominees, please do not hesitate to contact us.


                                         Sincerely,
                                         MELLON TRUST OF DELAWARE NA
                                         TTEE, EMERGING MARKETS
                                         COUNTRY FUND



                                         By:  /s/ Sandy S/ McKenna
                                            ------------------------------------
                                         Name:    Sandy S. McKenna
                                         Title:   First Vice President



EMERGING MARKETS COUNTRY FUND


By:  /s/ Tom Griffith
Name:    Tom Griffith
Title:   Director

                                     ANNEX A
                               NOMINEE INFORMATION


JULIAN M.I. REID

Age:  59
---

Business Address:  1 Queen Anne's Gate, London SW 1 H 9 BT
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Residence Address:  27 Burton Court, London SW3 452
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Principal Occupation During the Past Five Years; Current Directorships:
----------------------------------------------------------------------

Chief Executive Officer of 3a Asset Management Limited (since 1998); President of the Saffron Fund, Inc. (1994-1998, since 2004); Chairman of the Board of Directors of the Saffron Fund, Inc.(since 1998); Director of JF China Region Fund, Inc. (since 1997); and Chairman of Morgan's Walk Properties Ltd. (since
2002).

Other Information:
------------------

     Mr. Reid will not receive any compensation from Mellon or GEM for his services as a director of the Fund.

     Mr. Reid is not adverse to the Fund or any of its subsidiaries in any material pending legal proceedings.

     Mr. Reid is not an interested person of the Fund as defined in the Investment Company Act of 1940, as amended.

     Mr. Reid does not have any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party.

     Mr. Reid has not been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years. During the past five years, Mr. Reid has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation with respect to such laws.

     Mr. Reid is not, and in the past year he has not been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Mr. Reid does not beneficially own any shares of Common Stock of the Fund. The dollar range of equity securities beneficially owned by Mr. Reid in the Fund and in all registered investment companies to be overseen by Mr. Reid within the Fund's family of investment companies as of the date hereof is none.

     Mr. Reid (a) is completely independent from GEM and its affiliates, (b) does not receive any compensation from GEM or its affiliates, (c) does not have an equity interest in GEM or its affiliates, and (d) has been nominated to serve the interests of the stockholders of the Fund (not the interests of GEM or its affiliates).

CHRIS RUSSELL

Age: 55
---

Business Address: 39 De Vere Gardens, London W8 5AW
----------------

Residence Address: 30B Cadogan Square, London, SW1X 0JH
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Principal Occupation During the Past Five Years; Current Directorships:
-----------------------------------------------------------------------

Director of Candover plc (since 2004); Director of LIM Japan Fund (since 2002); Director of Enhanced Index Funds (since 2002); Director of Investec High Income Trust (since 2001); Consultant of Gavekal Research (since 2001); Director of Gartmore Investment Management plc (1997-2001).

Other Information:
------------------

     Mr. Russell will not receive any compensation from Mellon or GEM for his services as a director of the Fund.

     Mr. Russell is not adverse to the Fund or any of its subsidiaries in any material pending legal proceedings.

     Mr. Russell is not an interested person of the Fund as defined in the Investment Company Act of 1940, as amended.

     Mr. Russell does not have any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party.

     Mr. Russell has not been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years. During the past five years, Mr. Russell has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation with respect to such laws.

     Mr. Russell is not, and in the past year he has not been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Mr. Russell does not beneficially own any shares of Common Stock of the Fund. The dollar range of equity securities beneficially owned by Mr. Russell in the Fund and in all registered investment companies to be overseen by Mr. Russell within the Fund's family of investment companies as of the date hereof is none.

     Mr. Russell (a) is completely independent from GEM and its affiliates, (b) does not receive any compensation from GEM or its affiliates, (c) does not have an equity interest in GEM or its affiliates, and (d) has been nominated to serve the interests of the stockholders of the Fund (not the interests of GEM or its affiliates).